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                                                                     EXHIBIT 5.1

                         [Maples and Calder Letterhead]


                                                              6th December, 2000

Garmin Ltd.
P.O. Box 309
George Town
Grand Cayman
Cayman Islands


Dear Sirs:

     At your request, we have examined the Registration Statement on Form S-1 initially submitted by Garmin Ltd., a Cayman Islands company (the "Company"), with the Securities and Exchange Commission on 11th September, 2000, (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of (i) up to 7,875,000 of the Company's Common Shares, US$0.01 par value per share (the "Firm Shares"), being offered by the Company, plus up to 184,210 shares that may be issued upon exercise of the underwriters' over-allotment option (the "Additional Shares", together with the Firm Shares, the "Shares") and (ii) up to 2,625,000 shares of the Company's Common Shares (the "Firm Outstanding Shares") being offered by certain selling shareholders specified therein (the "Selling Shareholders") plus up to 1,390,780 shares that may be purchased upon exercise of the underwriters over-allotment option to purchase additional shares from the Selling Shareholders (the "Additional Outstanding Shares" together with the Firm Outstanding Shares, the "Outstanding Shares").

     As counsel to the Company, we have examined the corporate authorisations taken by the Company in connection with the sale of the Shares by the Company and a certificate of an officer of the Company.

     It is our opinion that:

     (i) the Shares to be offered and sold by the Company have been duly and validly authorized, and when issued, sold and paid for in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and nonassessable;
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     (ii)      the Outstanding Shares to be offered and sold by the Selling
               Shareholders have been legally and validly issued, and are fully paid and nonassessable; and

     (iii) the information in the Registration Statement under "Tax Considerations - Cayman Islands Tax Considerations" to the extent it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is correct in all material respects, and we hereby adopt the opinion set forth under "Cayman Islands Tax Considerations" as our own.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                              Yours faithfully,

                              /s/ Maples and Calder

                              Maples and Calder